UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	November 1, 2016

Datawatch Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-19960	02-0405716
(Commission File Number)	(IRS Employer Identification No.)

4 Crosby Drive
Bedford, Massachusetts	01730
(Address of Principal Executive Offices)	(Zip Code)

(978) 441-2200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	Compensatory Plans and Arrangements

On November 1, 2016, the Board of Directors (the “Board”) of Datawatch Corporation (“Datawatch”) approved the fiscal 2017 Corporate Officers Compensation Plan (the “2017 Compensation Plan”), which provides for fiscal 2017 compensation for the executive officers of Datawatch, including base salary, performance-based cash bonuses and awards of restricted stock units for shares of Datawatch’s common stock (“RSUs”).

Base Salary and Cash Bonuses

The following table sets forth base salary and performance-based cash bonus eligibility amounts under the 2017 Compensation Plan for the executive officers of Datawatch:

Name/Title	Base Salary ($)	Aggregate Target Cash Bonus ($)	Each Quarterly Bonus Eligibility at 80% Quarterly Revenue ($)	Quarterly Bonus Eligibility at 100% Quarterly Revenue ($)	Additional Bonus Eligibility at 125% Annual Revenue ($)
Michael A. Morrison, Chief Executive Officer	375,000	200,000	30,000	50,000	100,000
James Eliason, Chief Financial Officer	312,000	110,000	16,500	27,500	55,000
Ken Tacelli, Senior Vice President of Worldwide Sales	300,000	200,000	n/a	n/a	n/a
Sanjay Mistry, Controller	218,400	50,000	7,500	12,500	25,000

For executives other than Mr. Tacelli, aggregate target cash bonus eligibility is split into four quarterly bonuses in equal target amounts that together represent 100% of the aggregate target cash bonus amount and are payable based on: (A) whether Datawatch achieves earnings before interest, taxes, depreciation and amortization in excess of a certain threshold for such fiscal quarter (each such threshold amount as approved by the Board is referred to herein as the “Quarterly EBITDA Threshold”) and (B) only if such Quarterly EBITDA Threshold is met, the extent to which Datawatch achieves its revenue targets for the applicable fiscal quarter (each such quarterly revenue target referred to herein as the “Quarterly Revenue Target”, and each such quarterly bonus, a “Quarterly Bonus”). Each Quarterly Bonus will be payable only if Datawatch’s earnings before income, taxes, depreciation and amortization meets or exceeds the applicable Quarterly EBITDA Threshold. 100% of Mr. Tacellli’s cash bonus is annual, commission-based and tied to fiscal 2017 revenue achievement.

Quarterly Bonus Eligibility and Calculation

Each Quarterly Bonus is eligible for payout if Datawatch: (A) achieves the applicable Quarterly EBITDA Threshold and (B) achieves at least 80% of the applicable Quarterly Revenue Target. Assuming the applicable Quarterly EBITDA Threshold is met, Quarterly Bonus eligibility at performance representing 80% of the Quarterly Revenue Target is 60% of the Quarterly Bonus amount, with bonus eligibility scaling up linearly as performance improves between 80% and 100% of the applicable Quarterly Revenue Target. Assuming the applicable Quarterly EBITDA Threshold is met, performance at 100% of the Quarterly Revenue Target will result in eligibility for 100% of the applicable Quarterly Bonus.

Additional Bonus Eligibility and Calculation

If Datawatch achieves earnings before interest, taxes, depreciation and amortization in excess of Datawatch’s threshold for fiscal year 2017 (as such EBITDA threshold is determined by the Board, the “Annual EBITDA Threshold”), performance over 100% of Datawatch’s revenue target for fiscal year 2017 (as such revenue target is determined by the Board, the “Annual Revenue Target”) will result in eligibility for additional cash bonus amounts calculated at a 2 to 1 rate up to the maximum eligibility for additional cash bonus amounts of 50% of the aggregate target cash bonus amount for such executive officer, based on performance at 125% of the Annual Revenue Target.

The Board retains the discretion at any time to change the above cash bonus criteria (including bonus amounts, Quarterly EBITDA Thresholds, Quarterly Revenue Targets, Annual EBITDA Threshold and Annual Revenue Target), including based on individual performance or in the event any operating changes are approved during the fiscal year that materially impact Datawatch’s fiscal 2017 financial plan.

RSUs

The following table sets forth the RSUs awarded to the executive officers of Datawatch on November 1, 2016:

Executive	RSUs
James Eliason, Chief Financial Officer	7,000
Sanjay Mistry, Controller	5,000

All of the RSUs awarded to each executive will vest in equal installments on each of the first, second and third anniversaries of November 15, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATAWATCH CORPORATION

By:	/s/ James Eliason
Name:	James Eliason
Title:	Chief Financial Officer

Date: November 4, 2016